Exhibit 5.1

Attorneys at Law 233 East Redwood Street Baltimore, Maryland 21202-3332 410-576-4000 www.gfrlaw.com

June 25, 2010

Shore Bancshares, Inc.
18 East Dover Street
Easton, Maryland 21601

Ladies and Gentlemen:

We have acted as counsel to Shore Bancshares, Inc., a Maryland corporation (the “Registrant”), in connection with the Registration Statement on Form S-3, including the prospectus contained therein (the “Registration Statement”), filed on the date hereof by the Registrant with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.  The Registration Statement relates to the issuance and sale by the Registrant pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of one or more of the following securities with an aggregate offering price of up to $75,000,000:  (i) shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”); (ii) shares of preferred stock, which may be issued in one or more classes or series (the “Preferred Stock”); (iii) debt securities, in one or more series, which may be convertible into shares of Common Stock or shares of Preferred Stock (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities, or any combination thereof (the “Warrants”); and/or (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities or Warrants, in any combination (the “Units”).  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities” and are sometimes individually referred to as a “Security.”

The Securities may be issued in one or more series and may be offered and sold from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and one or more supplements to the prospectus contained in the Registration Statement (each, a “Prospectus Supplement”).  The Registration Statement provides that:  (i) any Debt Securities will be issued by the Registrant pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as such form may be amended or supplemented from time to time (each, an “Indenture”), to be entered into between the Registrant and a trustee chosen by the Registrant and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”); (ii) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Registrant and a warrant agent chosen by the Registrant (each, a “Warrant Agent”); and (iii) any Units will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Registrant and a unit agent chosen by the Registrant (each, a “Unit Agent”).

We have examined the Registration Statement and exhibits thereto.  We have also examined and relied upon the resolutions adopted by the Board of Directors of the Registrant (the “Board”) relating to the matters referred to herein and provided to us by the Registrant, the Articles of Incorporation and By-Laws of the Registrant, each as restated, amended and/or supplemented to date, and such other documents, agreements, instruments and certificates of public officials of the State of Maryland and of officers of the Registrant as we have deemed necessary for purposes of rendering the opinion set forth below (the foregoing documents are collectively referred to herein as the “Documents”).  In rendering this opinion, we have assumed without investigation that any certificate or record of a public authority or other person on which we have relied which was given or obtained and dated earlier than the date of this letter remains accurate as of the date hereof.

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, all statements and information contained in the Documents are true and complete, and all signatories to the Documents were legally competent to do so.

To the extent relevant to any opinion below, we have also assumed that at the time of the sale or delivery of any Securities pursuant to the Registration Statement:  (i) the Registration Statement, as amended by any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and the rules and regulations promulgated thereunder, and such effectiveness will not have been terminated or rescinded, and will comply with all applicable laws; (ii) one or more Prospectus Supplements relating to the Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws; (iii) if the Securities being offered are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement relating to the Securities being offered, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Current Report on Form 8-K under the Securities Exchange Act of 1934 (the “Exchange Act”), will have been duly authorized, executed and delivered by the Registrant and the other parties thereto, and will constitute a valid, binding and enforceable obligation of the Registrant and the other parties thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof; (iv) any Indenture relating to the Debt Securities, any Warrant Agreement relating to the Warrants and any Unit Agreement relating to the Units, in each case in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Current Report on Form 8-K under the Exchange Act, will have been duly authorized, executed and delivered by the Registrant and the other parties thereto, and will constitute a valid, binding and enforceable obligation of the Registrant and the other parties thereto, enforceable against each of them in accordance with its terms; (v) the Securities being offered and any related Underwriting Agreement, Articles Supplementary to the Articles of Incorporation, Indenture, Warrant Agreement or Unit Agreement, as applicable, describing such Securities will conform in all material respects to the description thereof in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to the Securities being offered; (vi) the Securities being offered will have been issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to the Securities being offered; (vii) any applicable listing or other requirements of any stock exchange on which the Securities being offered may be listed will have been complied with; (viii) the rights, powers, privileges, preferences and other terms, if any, of any Security to be established after the date hereof, and the terms of the issuance, sale and delivery of any Security being offered, (a) will be in conformity with the Articles of Incorporation or By-Laws as then in effect, (b) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Registrant is then a party or which is then binding upon the Registrant, and (c) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant; (ix) with respect to any shares of Common Stock or Preferred Stock being offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized, designated (in the case of Preferred Stock) and available for issuance; (x) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xi) the Registrant shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and shall have the necessary power and authority to issue and sell such Securities.

Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

1.           With respect to any shares of Common Stock (including any shares of Common Stock issued upon the exchange or conversion of Preferred Stock or Debt Securities that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants or comprising part of Units) to be offered by the Registrant pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the offering of such shares of Common Stock as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to such Common Stock (the “Common Stock Authorization”), and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or uncertificated, valid book-entry notations have been made in the Registrant’s share register, in each case in accordance with the Articles of Incorporation and By-Laws as then in effect, either (i) in accordance with the Common Stock Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Common Stock, then upon payment of the consideration therefor provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security providing for the conversion, exchange or exercise as approved by the Board, then upon payment of the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.           With respect to any shares of Preferred Stock (including any shares of Preferred Stock issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock or upon the exercise of Warrants or comprising part of Units) to be offered by the Registrant pursuant to the Registration Statement, when (a) Articles Supplementary classifying authorized but unissued shares of Common Stock into a sufficient number of shares of such Preferred Stock to be offered by the Registrant pursuant to the Registration Statement and designating the rights, powers, privileges, preferences and other terms thereof, if any, have been duly (i) authorized and approved by the Board in accordance with applicable law and the Articles of Incorporation and By-Laws as then in effect and (ii) filed with the State Department of Assessments and Taxation of Maryland, (b) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the offering thereof, in each case under clauses (a) and (b) prior to the issuance of such Preferred Stock, and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered or uncertificated, valid book-entry notations have been made in the Registrant’s share register, in each case in accordance with the Articles of Incorporation and By-Laws as then in effect, either (i) in accordance with the Articles Supplementary and the Board’s authorization thereof, and, if applicable, the Underwriting Agreement relating to the sale of the Preferred Stock, then upon payment of the consideration therefor provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security providing for the conversion, exchange or exercise as approved by the Board, then upon payment of the consideration approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.           With respect to any Debt Securities (including any Debt Securities issued upon the exercise of Warrants or comprising part of Units) to be offered by the Registrant pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to authorize and approve the Indenture relating to the sale of a particular issue of Debt Securities, and the issuance and terms of such Debt Securities and the terms of the offering thereof as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and any Prospectus Supplement relating to such Debt Securities (the “Debt Securities Authorization”), (b) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating thereto, (c) the Trustee is qualified to act as Trustee under the Indenture relating to such Debt Securities and such Indenture and the Trustee have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 is filed with the SEC with respect to the Trustee, (d) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture relating thereto, (e) the Debt Securities have been issued and sold in accordance with the terms and provisions of the Indenture relating thereto, and (f) the Registrant has received the consideration provided for in the Debt Securities Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Debt Securities, then such Debt Securities will be legal, valid and binding obligations of the Registrant, enforceable against it in accordance with their terms.

4.           With respect to any Warrants (including any Warrants comprising part of Units) to be offered by the Registrant pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to authorize and approve the Warrant Agreement relating to the sale of any Warrants, and the issuance, terms and form of such Warrants, including the underlying Securities related thereto, and the terms of the offering thereof as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating to such Warrants (the “Warrant Authorization”), (b) the terms of the Warrants, including the underlying Securities related thereto, and of the offering thereof, have been duly established in conformity with the Warrant Agreement relating thereto, (c) the Warrants have been duly executed and delivered on behalf of the Registrant in accordance with the Warrant Agreement relating thereto, (d) the Warrants have been issued and sold in accordance with the terms and provisions of the Warrant Agreement relating thereto, and (e) the Registrant has received the consideration provided for in the Warrant Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Warrants, then such Warrants will be legal, valid and binding obligations of the Registrant, enforceable against it in accordance with their terms.

5.           With respect to any Units to be offered by the Registrant pursuant to the Registration Statement, when (a) the Board has taken all necessary corporate action to approve the Unit Agreement with respect to the sale of any Units, and to authorize and approve the issuance, terms and form of the Units, including the underlying Securities related thereto, and the terms of the offering thereof as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and the Prospectus Supplement relating such Units (the “Unit Authorization”), (b) the terms of the Units, including the underlying Securities related thereto, and of the offering thereof, have been duly established in conformity with the Unit Agreement relating thereto, (c) the Units have been duly executed and delivered on behalf of the Registrant in accordance with the Unit Agreement relating thereto, (d) the Units have been issued and sold in accordance with the terms and provisions of the Unit Agreement relating thereto, and (e) the Registrant has received the consideration provided for in the Unit Authorization and, if applicable, the Underwriting Agreement relating to the sale of the Units, then such Units will be legal, valid and binding obligations of the Registrant, enforceable against it in accordance with their terms.

The opinions expressed herein are qualified as follows: (a) the foregoing opinions are limited to (i) the laws of the State of Maryland, the applicable provisions of the Maryland Constitution, the laws of the United State of America, and reported judicial decisions interpreting these laws, and (ii) solely with respect to our opinion in paragraph (3) with respect to Debt Securities issued under an Indenture governed by the laws of the State of New York, the laws of the State of New York, and we do not express any opinion herein concerning any other law; (b) our opinions are subject to and may be limited by (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws affecting creditors’ rights generally; (ii) the application of principles of equity, whether in a proceeding at law or in equity; (iii) judicial discretion inherent in the forum addressing enforceability; (iv) limitations based upon public policy restricting the right to waive the benefit of statutory or common law provisions or rights or the rights of parties to obtain remedies; (v) the obligation of a party to act in good faith and in a commercially reasonable manner in the performance of its obligations and the enforcement of its rights; (vi) the unenforceability under certain circumstances of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (vii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (viii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (c) we express no opinion with respect to (i) any waiver of rights or defenses with respect to any stay, extension or usury laws, or other law which would prohibit or forgive the Registrant from paying all or any portion of the principal of (and premium, if any) and interest, if any, on the Debt Securities; (ii) whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (iii) any choice of law provision or any provision providing for a party’s submission to the jurisdiction of any court; (iv) any requirement that any amendment or waiver must be in writing; (v) any provisions that make any person’s determinations conclusive; or (vi) any provisions stating that all provisions in an agreement are severable or that purport to provide, where provisions of an agreement are unenforceable, for the enforceability of the remainder, if the unenforceable provisions are an essential element of the original consideration.

This opinion letter is rendered to you and is solely for your benefit in connection with the above transactions.  The Securities being registered under the Registration Statement may be offered from time to time on a delayed or continuous basis; however, this opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of changes which may hereafter be brought to our attention.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion letter as an exhibit to the Registration Statement.  The giving of this consent, however, does not constitute an admission that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gordon, Feinblatt, Rothman,
Hoffberger & Hollander, LLC

GORDON, FEINBLATT, ROTHMAN,
HOFFBERGER & HOLLANDER, LLC